UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (date of earliest event reported)               March 16, 2004
                                                 ------------------------------


                        DEVCON INTERNATIONAL CORPORATION
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             (Exact name of registrant as specified in its charter)



                                     Florida
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                 (State or other jurisdiction of incorporation)



        000-07152                                           59-0671992
--------------------------                    ---------------------------------
   (Commission File Number)                   (IRS Employer Identification No.)


                    1350 East Newport Center Drive, Suite 201
                         Deerfield Beach, Florida 33442
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          (Address of principal executive offices, including Zip Code)



Registrant's telephone number, including area code           (954) 429-1500
                                                   ----------------------------



                                       N/A
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          (Former name or former address, if changed since last report)

Item 7(c). Exhibits

99.1 Press Release dated March 16, 2004.

Item 9. Regulation FD Disclosure

The registrant is attaching a copy of a press release dated March 16, 2004 as
Exhibit 99.1 which press release is incorporated herein by reference

Item 12. Results of Operations and Financial Conditions

The registrant is attaching a copy of a press release dated March 16, 2004 as
Exhibit 99.1 which press release is incorporated herein by reference.


Limitation on Incorporation by Reference

In accordance with general instruction B.2 of Form 8-K, the information in this report (including the exhibit) is furnished pursuant to Item 9 and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended or otherwise subject to liabilities of that section. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.





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


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     DEVCON INTERNATIONAL CORP.



Dated:  March 16, 2004                          By:/s/  Jan Norelid
                                                   -----------------------
                                                Name:  Jan Norelid
                                                Title: VP Finance and
                                                        Chief Financial Officer

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



                                  EXHIBIT INDEX

Exhibit No.                                          Description
99.1                                         Press release dated March 16, 2004

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


EX 99.1

FOR IMMEDIATE RELEASE                                            SYMBOL: DEVC
Tuesday, March 16, 2004                                          TRADED: Nasdaq

             DEVCON REPORTS 2003 LOSS; EXPECTS HIGHER VOLUME IN 2004

         DEERFIELD BEACH, Fla., Mar. 16--Devcon International Corp. today reported a net loss of $8,617,000 or $2.57 per basic and diluted share for the year ended December 31, 2003. This compares with net income of $1,201,000 or 34 cents per basic share (31 cents diluted) for the previous year. Revenues were up 3.7 percent to $55.3 million versus $53.4 million a year ago.

         As previously advised, the 2003 results include a first quarter charge of $2.9 million for the impairment of assets primarily involving the rock crusher, ready-mix concrete operations and a concrete block plant on the half-Dutch, half-French island of Sint Maarten/St. Martin. The results also include a $2.5 million additional accrual related to a tax notice received in February 2004, a $2.1 million severance and retirement expense and other one-time charges. In 2002, the company recorded $1.1 million in severance and retirement expense.

         Donald L. Smith, Jr., chairman and president of the contracting and construction materials company, said, "We believe our position with respect to the tax notice to have merit and will vigorously appeal."

         "Operationally," Mr. Smith commented, "revenue for the year increased
9.5 percent in our construction division and 1.3 percent in our materials business. Our Sint Maarten/St. Martin materials revenue increased but margins remain unsatisfactory.The demand for aggregates declined in Puerto Rico and St. Croix, due to the slower economy and exceptionally heavy rains in the fourth quarter of 2003."

        The increase in construction revenue resulted from contracts on Antigua and Aruba, and was partially offset by lower revenue in the Bahamas. Mr. Smith said, "Our construction operating margins improved due to the new Antigua and Exuma contracts and to successfully deploying our previously idle marine equipment in the latter months of the year."

         Looking ahead, Mr. Smith said, "Our construction contracting division closed the year with a $5.6 million backlog of unfilled portions of 12 land development contracts. In the first two months of 2004, we entered into additional construction contracts and we are currently in final negotiations on several contracts. As a result, we expect significantly higher volume in our construction division for 2004. In our materials division, we expect higher volumes in St. Croix and Puerto Rico, and expect our St. Martin aggregates business to benefit during the next two quarters from an increase in export sales. We also expect continued positive cash flow to further improve our strong balance sheet."

         The company's year-end conference call is scheduled for 10:00 a.m. ET today, Tuesday, Mar.16, and the company's first quarter 2004 conference call is scheduled for 10:00 a.m. ET on Wednesday, May 12, 2004. The calls may be accessed through live webcast links on the company's Internet home page, www.devc.com. Each webcast will be archived and available on the company's website for one month following each call.
         Devcon produces and distributes crushed stone, ready-mix concrete and concrete block in the eastern Caribbean. Principal operations are on St. Croix and St. Thomas in the U.S. Virgin Islands, on

MORE. . .

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PAGE 2 / DEVCON REPORTS 2003 LOSS; EXPECTS HIGHER VOLUME IN 2004
St. Maarten in the Netherlands Antilles, on St. Martin in the French West Indies, on Puerto Rico, and on Antigua in the independent nation of Antigua and Barbuda. The company also dredges harbors, builds marine facilities, constructs golf courses and prepares residential, commercial and industrial sites.
        This news release contains forward-looking statements related to future growth and opportunities. Actual results may differ as a result of factors over which the company has no control including hurricanes, the strength of the economy, slower than anticipated sales growth, price and product competition, and increases in raw materials costs. Additional information that could affect the company's financial results is included in regular reports to the Securities and Exchange Commission.

DEVCON INTERNATIONAL CORP.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands except per-share amounts)

                                                                          Year Ended
                                                                         December 31,
                                                                    2003            2002
                                                                  -----------------------
Materials revenue                                               $  38,209      $   37,733
Construction revenue                                               17,104          15,623
                                                                  -----------------------
     Total revenue                                                 55,313          53,356

Cost of materials                                                 (33,305)        (30,754)
Cost of construction                                              (15,254)        (14,790)
                                                                  -----------------------
     Gross profit                                                  6,754            7,812

Operating expenses:
     Selling, general and administrative expenses                 (10,902)         (9,732)
     Severance and retirement                                      (2,096)         (1,111)
     Impairment of assets                                          (2,859)            (15)
                                                                  -----------------------
         Operating loss                                            (9,103)         (3,046)

Other income (expense):
     Joint venture equity earnings                                    107               8
     Gain on sale of property and equipment                           306             180
     Gain on sale of businesses                                       --            1,041
     Interest expense                                                (151)           (167)
     Interest income, receivables                                   2,445           3,402
     Interest income, banks                                           167             179
                                                                  -----------------------
                                                                    2,874           4,643
         (Loss) income before income tax
              (expense)                                            (6,229)          1,597

Income tax (expense)                                               (2,388)           (396)
                                                                  -----------------------
     Net (loss) income                                          $  (8,617)      $   1,201
                                                                  =======================

(Loss) income per basic share                                   $   (2.57)      $    0.34
                                                                  =======================
(Loss) income per diluted share                                 $   (2.57)      $    0.31
                                                                  =======================
Weighted average common shares outstanding:
Basic                                                               3,352           3,572
Diluted                                                             3,352           3,874
                                                                       MORE ...

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


PAGE 3/ DEVCON REPORTS 2003 LOSS; EXPECTS HIGHER VOLUME IN 2004


DEVCON INTERNATIONAL CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

                                                                          December 31,
                                                                    2003             2002
ASSETS                                                            -----------------------
Cash and cash equivalents                                     $    10,030       $   8,977
Accounts and notes receivable, net                                 12,639          12,262
Other current assets                                                5,362           7,074
Property, plant and equipment - net                                23,949          30,028
Other long term assets                                             12,439          10,096
                                                                  -----------------------
Total assets                                                  $    64,419       $  68,437
                                                                  =======================
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities                                           $    12,191       $   8,654
Long-term debt and liabilities                                      6,679           4,758
Stockholders' equity                                               45,549          55,025
                                                                  -----------------------
Total liabilities and stockholders' equity                    $    64,419       $  68,437
                                                                  =======================



                                                                 #####

FOR MORE INFORMATION:              Jan Norelid, Vice President and CFO, or
                                   Richard Hornsby, Executive Vice President
                                   Devcon International Corp.
                                   954/429-1500
                                      -or-
                                   Investor Relations Consultants
                                   727/781-5577 or E-mail: irpro@mindspring.com


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